Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Adam Weiner / Joel Steinhaus

Kekst and Company

212-521-4800

U.S. Energy Systems, Inc. Reports Preliminary Summary Financial Results for

First Half Of 2007

NEW YORK CITY, October 9, 2007 – U.S. Energy Systems, Inc. (NASDAQ: USEY), a “clean and green” energy company, today announced that it has filed a Current Report on Form 8-K with the SEC providing preliminary summary financial results for the first six months of 2007, ended June 30, 2007. The Company added that the preliminary summary financial results are Company figures and have not been reviewed or audited by the Company’s independent registered public accounting firm, and are subject to change prior to the filing of the Company’s Form 10-Qs for the first and second quarters of 2007. The Company is working to file its Form 10-Qs for the first and second quarters of 2007 with the Securities and Exchange Commission as soon as possible.

The Company stated that the Current Report filed today includes, among other things:

•	A condensed statement of operations on a consolidated and segment basis for the six months ended June 30, 2007 and for the three months ended March 31, 2007;

•	A condensed consolidated balance sheet;

•	Statement of restricted cash and marketable securities for each of USEY’s U.S. and UK segments, as of June 30, 2007;

•	Statement of USEY’s long-term debt less unamortized debt discount costs, as of June 30, 2007;

•	A discussion and table explaining the financial statement effects of the consummation of USEB’s Chapter 11, which closed during the second quarter of 2007;

•	A discussion of a change in accounting methods adopted by USEY during the first half of 2007.

Investors are urged to review the entire Current Report, which is available through the SEC’s website at http://www.sec.gov or at http://www.useyinc.com.

About U.S. Energy Systems, Inc.

U.S. Energy Systems, Inc. is an owner of green power and clean energy and resources. USEY owns and operates energy projects in the United States and United Kingdom that generate electricity, thermal energy and gas production.

Certain matters discussed in this press release are forward-looking statements, and certain important factors may affect the Company’s actual results and could cause actual results to differ materially from any forward-looking statements made in this release, or which are otherwise made by or on behalf of the Company. Such factors include, but are not limited to: the Company’s ability to raise needed funds through equity issuances or refinancings; access to needed financing or refinancing on acceptable terms; the continued cooperation and forbearance of the Company’s lenders; the Company’s ability to continue as a going concern; the Company’s ability to fund and complete ongoing projects, including the expansion of the Company’s UK assets, in a timely manner; the final results of the updated reserve reports and 3D seismic study of the Company’s gas reserves structures; the Company’s ability to develop a commercially viable revised business plan for the UK assets and the business as a whole; failure to realize the estimated savings or operating results of acquisitions, and other risks associated with acquisitions generally, including risks relating to managing and integrating acquired businesses; changes in market conditions and the impact of market conditions on the Company’s capital expenditures; the impact of competition; changes in local or regional economic conditions, and the amount and rate of growth in expenses; changes in UK or U.S. federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and the ability to comply with environmental laws and regulations and to obtain necessary permits; and other risks detailed from time to time in USEY’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Current Reports on Form 8-K dated June 25, 2007, August 31, 2007 and October 1, 2007. The Company does not undertake to update any of the information set forth in this press release.

Additional information is available on the Company’s website at: http://www.useyinc.com.

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